Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Full year 2019 results:

•          Full year revenue of $2.27 billion

•          Higher-value markets revenue mix greater than 70%

•          Medical sector revenue up 14% compared to 2018

•          Cash flow generated from operations of $93 million and free cash flow of $58 million

•          Annual GAAP diluted EPS of $0.60 and non-GAAP diluted EPS of $1.32

Fourth quarter 2019 results:

•          Quarterly revenue of $508 million

•          Semi-Cap revenue growth of 17% year-over-year

•          Quarterly GAAP diluted loss per share of $(0.19) and non-GAAP diluted EPS of $0.27

TEMPE, AZ, February 6, 2020 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the fourth quarter and year ended December 31, 2019.  As previously reported, 2019 results were impacted by the ransomware incident in the fourth quarter.

	Three Months Ended
	Dec 31,	Sep 30,	Dec 31,
In millions, except EPS	2019	2019	2018
Sales	$508	$555	$657
Net income (loss)	$(7)	$7	$28
Net income – non-GAAP(1)	$10	$14	$18
Diluted earnings (loss) per share	$(0.19)	$0.19	$0.64
Diluted EPS – non-GAAP(1)	$0.27	$0.36	$0.41
Operating margin	(1.8)%	1.8%	2.3%
Operating margin – non-GAAP(1)	2.6%	3.2%	3.2%

	Twelve Months Ended
	Dec 31,	Dec 31,
In millions, except EPS	2019	2018
Net sales	$2,268	$2,566
Net income	$23	$23
Net income – non-GAAP(1)	$51	$68
Diluted EPS	$0.60	$0.49
Diluted EPS – non-GAAP(1)	$1.32	$1.45
Operating margin	1.3%	2.3%
Operating margin – non-GAAP(1)	3.0%	3.1%

(1)  A reconciliation of GAAP and non-GAAP results is included below.

Jeff Benck, Benchmark's President and CEO stated, "As we enter 2020, we continue to see momentum in our higher-value markets:   Aerospace & Defense (A&D), Medical and Semi-cap markets are each expected to grow 10% year-over-year.  With these increases, we expect the higher value markets mix to approach 80% of our revenue for the year.”

Benck stated, “Additionally, we generated over $50 million of free cash flow and returned over $140 million to shareholders through share repurchases and dividends in 2019.  We expect operating cash flows in 2020 to be between $70 million and $90 million and provide further opportunities to return capital to our shareholders.”

“Our key strategic focus will underpin how we are creating a better Benchmark and it all starts with our focus on the customer.  We are changing the relationships with our customers by delivering incremental value through our expanded set of services and differentiated technology.  We are also attracting new customers that are seeking us out based on our unique capabilities and broad solutions portfolio as they look to outsource more work to a strategic partner like Benchmark.”

Cash Conversion Cycle

	Dec 31,	Sep 30,	Dec 31,
	2019	2019	2018

Accounts receivable days	57	56	64
Contract asset days	29	26	19
Inventory days	61	57	46
Accounts payable days	(59)	(53)	(63)
Customer deposits	(7)	(7)	(4)
Cash Conversion Cycle days	81	79	62

With the completion of the legacy computing contract, the cash conversion cycle days increased as expected.

Fourth Quarter 2019 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Dec 31,		Sep 30,		Dec 31,
Higher-Value Markets	2019		2019		2018
Industrials	$107	21%	$115	21%	$121	18%
A&D	106	21	115	21	105	16
Medical	103	20	128	23	104	16
Semi-Cap	81	16	68	12	70	11
	$397	78%	$426	77%	$400	61%

	Dec 31,		Sep 30,		Dec 31,
Traditional Markets	2019		2019		2018
Computing	$45	9%	$59	11%	$171	26%
Telecommunications	66	13	70	12	86	13
	$111	22%	$129	23%	$257	39%
Total	$508	100%	$555	100%	$657	100%

Overall, revenues during the fourth quarter were down due to the impact of the ransomware incident, although revenues from Semi-Cap were up quarter-over-quarter and year-over-year.  Traditional market revenues were down 57% year-over-year primarily from our exit of the legacy computing contract.

First Quarter 2020 Outlook

•          Revenue between $530 - $570 million

•          Diluted GAAP earnings per share between $0.22 - $0.28

•          Diluted non-GAAP earnings per share between $0.32 - $0.38 (excluding restructuring charges and other costs and amortization of intangibles)

Restructuring charges are expected to range between $1.5 million to $2.5 million in the first quarter and the amortization of intangibles is expected to be $2.4 million in the first quarter.

Fourth Quarter 2019 and CY2019 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time.  The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Thursday, February 13, 2020 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle; leading through its innovative technology and engineering design services; leveraging its optimized global supply chain; and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “could” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Forward-looking statements include, among other things, guidance for first quarter 2020 results; statements, express or implied, concerning future operating results or margins, the ability to generate sales and income or cash flow, and expected revenue mix; and Benchmark’s business and growth strategies.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally.  If one or more of these risks or uncertainties materializes, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Part 1, Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and in its subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and it assumes no obligation to update them.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software.  The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.  Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.  Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	Dec 31,
	2019	2019	2018	2019	2018

Income (loss) from operations (GAAP)	$(9,281)	$9,798	$15,265	$28,545	$58,538
Restructuring charges and other costs	2,268	5,843	3,527	13,101	9,365
Ransomware incident related costs, net	7,681	-	-	7,681	-
Settlement	(773)	-	-	-	-
Customer insolvency (recovery)	11,036	-	(113)	8,278	2,511
Amortization of intangible assets	2,366	2,367	2,384	9,461	9,485
Non-GAAP income from operations	$13,297	$18,008	$21,063	$67,066	$79,899

Gross Profit (GAAP)	$40,725	$52,883	$55,199	$200,406	$220,593
Settlement	(773)	-	-	-	-
Customer insolvency (recovery)	967	-	(113)	(73)	797
Non-GAAP gross profit	$40,919	$52,883	$55,086	$200,333	$221,390

Net income (loss) (GAAP)	$(6,931)	$7,136	$27,716	$23,425	$22,817
Restructuring charges and other costs	2,268	6,168	3,527	13,426	9,365
Ransomware incident related costs, net	7,681	-	-	7,681	-
Customer insolvency (recovery)	11,036	-	(113)	8,278	2,511
Amortization of intangible assets	2,366	2,367	2,384	9,461	9,485
Settlements	(773)	(83)	-	(3,021)	-
Refinancing of credit facilities	-	-	-	-	1,982
Income tax adjustments(1)	(5,385)	(1,879)	(1,050)	(8,095)	(4,592)
Tax Cuts and Jobs Act(2)	-	-	(14,529)	-	26,008
Non-GAAP net income	$10,262	$13,709	$17,935	$51,155	$67,576

Diluted earnings (loss) per share:
Diluted (GAAP)	$(0.19)	$0.19	$0.64	$0.60	$0.49
Diluted (Non-GAAP)	$0.27	$0.36	$0.41	$1.32	$1.45

Weighted-average number of shares used in
calculating diluted earnings (loss) per share:
Diluted (GAAP)	36,928	37,645	43,229	38,763	46,655
Diluted (Non-GAAP)	37,374	37,645	43,229	38,763	46,655

(1)                 This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

(2)                 This amount represents the impact of repatriating foreign earnings from our foreign jurisdictions to the U.S., offset by available U.S. foreign tax credits, and a non-recurring tax true-up benefit as a result of finalizing our federal and state income tax accounting for the U.S. transitions toll tax from the 2017 Tax Cuts and Jobs Act.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Sales	$508,444	$657,050	$2,268,095	$2,566,465
Cost of sales	467,719	601,851	2,067,689	2,345,872
Gross profit	40,725	55,199	200,406	220,593
Selling, general and administrative expenses	37,691	34,023	141,618	143,205
Amortization of intangible assets	2,366	2,384	9,461	9,485
Restructuring charges and other costs	2,268	3,527	13,101	9,365
Ransomware incident related costs, net	7,681	-	7,681	-
Income (loss) from operations	(9,281)	15,265	28,545	58,538
Interest expense	(1,650)	(1,930)	(6,664)	(10,473)
Interest income	745	1,651	3,829	6,848
Other income (expense), net	(717)	(199)	1,559	628
Income (loss) before income taxes	(10,903)	14,787	27,269	55,541
Income tax expense	(3,972)	(12,929)	3,844	32,724
Net income (loss)	$(6,931)	$27,716	$23,425	$22,817

Earnings (loss) per share:
Basic	$(0.19)	$0.64	$0.61	$0.49
Diluted	$(0.19)	$0.64	$0.60	$0.49

Weighted-average number of shares used in calculating
earnings (loss) per share:
Basic	36,928	43,120	38,338	46,332
Diluted	36,928	43,229	38,763	46,655

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	December 31,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$363,956	$458,102
Accounts receivable, net	324,424	468,161
Contract assets	161,061	140,082
Inventories	314,956	309,975
Other current assets	30,685	27,230
Total current assets	1,195,082	1,403,550
Property, plant and equipment, net	205,819	210,954
Operating lease right-of-use assets	76,859	-
Goodwill and other, net	282,114	285,279
Total assets	$1,759,874	$1,899,783

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$8,825	$6,793
Accounts payable	302,994	422,053
Accrued liabilities	147,426	108,313
Total current liabilities	459,245	537,159
Long-term debt and finance lease obligations, less current installments	138,912	147,277
Operating lease liabilities	67,898	-
Other long-term liabilities	78,987	83,122
Shareholders’ equity	1,014,832	1,132,225
Total liabilities and shareholders’ equity	$1,759,874	$1,899,783

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Year Ended
	December 31,
	2019	2018

Cash flows from operating activities:
Net income	$23,425	$22,817
Depreciation and amortization	48,427	51,839
Stock-based compensation expense	10,194	10,089
Accounts receivable, net	134,926	(33,952)
Contract assets	(20,979)	6,414
Inventories	(5,238)	(43,264)
Accounts payable	(121,860)	61,391
Other changes in working capital and other, net	24,241	1,353
Net cash provided by operations	93,136	76,687

Cash flows from investing activities:
Additions to property, plant and equipment and software	(35,118)	(66,732)
Other investing activities, net	255	(2,117)
Net cash used in investing activities	(34,863)	(68,849)

Cash flows from financing activities:
Share repurchases	(122,110)	(211,858)
Net debt activity	(6,794)	(58,024)
Other financing activities, net	(23,933)	(21,085)
Net cash used in financing activities	(152,837)	(290,967)

Effect of exchange rate changes	418	(1,315)
Net decrease in cash and cash equivalents	(94,146)	(284,444)
Cash and cash equivalents at beginning of year	458,102	742,546
Cash and cash equivalents at end of period	$363,956	$458,102